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                                                                Exhibit 99.1


       F.N.B. CORPORATION TO MERGE WITH PITTSBURGH-BASED NSD BANCORP, INC.

             FINANCIAL SERVICES COMPANY TARGETING PITTSBURGH MARKET

Hermitage, PA - October 15, 2004 F.N.B. Corporation (NYSE: FNB) made another significant move into the Pittsburgh market yesterday with the signing of a definitive agreement to acquire NSD Bancorp, Inc. (NASDAQ: NSDB). NSD's principal subsidiary, NorthSide Bank, has been serving its customers for 70 years and is the largest remaining independent community bank in Pittsburgh with assets at June 30, 2004 of $532 million. When completed, the merger will increase F.N.B.'s asset size to approximately $5.8 billion, further strengthening its market position in Western Pennsylvania. The merger is subject to certain conditions, including the approvals of NSD shareholders and bank regulatory authorities.

The merger is valued at approximately $135.8 million dollars in a tax-free 100% stock deal with a fixed exchange ratio of 1.8 F.N.B. Corporation shares for each share of NSD Bancorp. This purchase price is equivalent to $39.01 per share for NSD Bancorp shareholders, based upon F.N.B.'s closing price yesterday of $21.67. F.N.B. expects the combination to be accretive to its earnings per share and to its regulatory capital ratios in 2005.

"Our Pittsburgh growth strategy is the number one priority for F.N.B., and this agreement is an important step toward achieving our goals," said Stephen Gurgovits, F.N.B. Corporation's President and Chief Executive Officer. "NorthSide Bank is headquartered on Pittsburgh's north side and has branches extending from Fox Chapel to Cranberry, an attractive growth corridor. The merger will place F.N.B. Corporation squarely in the midst of the fastest growing and wealthiest communities in greater Pittsburgh."

The NSD merger follows F.N.B.'s acquisition in July, 2004 of Pittsburgh-based Morrell, Butz, and Junker Insurance Agency, now renamed First National Insurance Agency, as well as the acquisition of First National Bank of Slippery Rock, which operates in the high growth market of Butler County, north of Pittsburgh, that was completed on October 8, 2004.

"NorthSide Bank's franchise is a natural extension of our branch network and provides F.N.B. with a significant presence in the northern suburbs of Pittsburgh, which are attractive markets for our retail and commercial banking businesses, as well as for our wealth management, mutual funds, annuities and insurance activities," noted Gurgovits.

NorthSide operates eleven full-service branches and represents approximately 9.4% of the deposit base in its market area. Its deposits of $394 million at June 30, 2004 have grown 32% over the past four years. When combined with First National Bank of Pennsylvania, it will be part of a network of 141 branches, and enjoy the fourth largest market share in the markets in which it operates.

"There are many benefits to our shareholders, customers, and employees from this merger," noted Andrew Hasley, President of NSD Bancorp, Inc. and NorthSide Bank. "Our shareholders will enjoy the improved liquidity and enhanced dividend return that is part of owning shares of F.N.B. Corporation. Our customers will benefit from being part of a larger organization that can offer greater convenience through additional locations, banking products, and expanded services in wealth management, mutual funds, annuities and insurance. Our customers will


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also enjoy higher lending limits, a real asset to the growing businesses that depend on us to help fund their expansion needs. Finally, our employees will have increased opportunities for advancement in the larger organization."

As part of the agreement, one current NSD Bancorp director will be added to the F.N.B. Corporation Board of Directors, and three current NSD Bancorp directors will be added to the Board of Directors of First National Bank of Pennsylvania. In addition, Andrew W. Hasley, NSD Bancorp's President, will be named President and Chief Executive Officer of First National Bank's new Pittsburgh region.

The merger is expected to close in the first quarter of 2005. Analysts, media, individual investors, and interested parties are invited to participate in a conference call on Friday, October 15, at 2:00 p.m. through a direct dial-in line at 1-800-346-7359, with the entry code #3044. For those unable to listen to the live call, a replay can be accessed after the call's conclusion until October 20, 2004. The replay number is 1-800-332-6854, with the entry code #3044. A transcript of the presentation will be posted on the F.N.B. web site.

ABOUT NSD BANCORP, INC.
NSD Bancorp, Inc. is a bank holding company that provides a full range of retail and commercial financial products and services to customers in the Pittsburgh metropolitan area through its wholly owned subsidiary bank, NorthSide Bank.

NorthSide Bank was organized in 1934. With over 50,000 retail and business accounts and approximately 150 full-time equivalent employees, NorthSide Bank operates through a network of eleven offices in Allegheny and Butler counties, Pennsylvania. In addition to providing traditional banking services, NorthSide Bank offers retail investment advisory, brokerage and insurance services. NorthSide Bank also provides title searches and other real estate settlement services through its wholly owned subsidiary, NSB Financial Services, LLC a licensed title insurance agency. NSD Bancorp, Inc. and NorthSide Bank are headquartered in Pittsburgh, Pennsylvania.
NSD Bancorp's common stock is quoted on and traded through NASDAQ under the symbol NSDB. For more information visit NSD Bancorp's web site at http://www.nsdbancorp.com.

ABOUT F.N.B. CORPORATION
F.N.B. Corporation, headquartered in Hermitage, PA, has total assets of $5.2 billion, following its recently completed merger with Slippery Rock Financial Corporation. F.N.B. is a leading provider of banking, wealth management, insurance, and consumer finance services in Western Pennsylvania and Eastern Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, F.N.B. Investment Advisors, Inc., First National Insurance Agency, Inc., and Regency Finance Company. F.N.B. also operates consumer finance offices in Tennessee.

Mergent Inc., a leading provider of business and financial information on publicly traded companies, has recognized F.N.B. as a Dividend Achiever. This annual recognition is based on the Corporation's outstanding record of increased dividend performance. The Corporation has consistently increased dividend payments for 30 consecutive years.

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The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol FNB. Investor information can be obtained on F.N.B.'s website at http://www.fnbcorporation.com.

This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995, which are based on F.N.B.'s and NSD's current expectations, estimates and projections about future events. This may include statements regarding the timing of the closing of the transaction, the timing and success of integration efforts once the transaction is complete, F.N.B.'s expectations or ability to realize growth and efficiencies through the acquisition of NSD Bancorp and the impact of the transaction on F.N.B.'s business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties, such as whether the merger will be approved by the shareholders of NSD Bancorp or by regulatory authorities, whether each of the other conditions to closing set forth in the merger agreement will be met and the general effects of financial, economic, regulatory and political conditions affecting the banking and financial services industries. Accordingly, actual results may differ materially. F.N.B. and NSD Bancorp undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE TO FIND ADDITIONAL INFORMATION ABOUT THE MERGER

NSD Bancorp, Inc. and F.N.B. Corporation intend to file a proxy statement/prospectus and other relevant materials with the SEC in connection with the merger. The proxy statement/prospectus will be mailed to shareholders of NSD Bancorp. Investors and security holders of NSD are urged to read the proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about NSD, F.N.B. and the merger.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by NSD or F.N.B. with the SEC, may be obtained free of charge at the SEC's Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by NSD by contacting William C. Marsh, NSD Bancorp, Inc., 5004 McKnight Road, Pittsburgh, PA 15237, telephone (412) 366-8340. Investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317.

Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

                                      # # #

                                 CONTACTS: MEDIA - Kathryn Lima, (724) 981-4318
                                                          (724) 301-6984 (cell)
                   ANALYSTS/INSTITUTIONAL INVESTORS - John Waters, 239-514-2643
                                                            239-272-6495 (cell)
                                                      INDIVIDUAL SHAREHOLDERS -
                                             Shareholder Services, 888-441-4362
                                                         www.fnbcorporation.com